Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-FRE1
(filed pursuant to Rule 433; SEC file No. 333-139507)

SUBJECT TO REVISION Dated February 20, 2007

MBS New Issue Free Writing Prospectus

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Fremont Investment & Loan
Originator & Servicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-FRE1
Issuing Entity

February 20, 2007

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,073,327,357.80
Number of Mortgage Loans:	4,183
Average Scheduled Principal Balance:	$256,592.72
Weighted Average Gross Coupon:	8.133%
Weighted Average Original Credit Score:	608
Weighted Average Original LTV Ratio²:	79.98%
Weighted Average Combined Original LTV Ratio²:	82.56%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	359
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.649%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	6.12%
Silent Seconds:	15.20%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	4	$176,663.70	0.02%	$44,165.92	650	100.00%	10.787%
15 Fixed	34	2,862,622.86	0.27	84,194.79	593	78.78	8.372
20 Fixed	6	1,000,336.71	0.09	166,722.79	631	75.83	7.806
2YR-ARM	815	170,944,364.10	15.93	209,747.69	581	78.39	8.928
2YR-ARM 5YR-IO	67	25,046,886.00	2.33	373,834.12	647	80.15	6.834
30 Fixed	673	105,842,117.15	9.86	157,269.12	622	78.44	8.077
3YR-ARM	447	95,997,814.29	8.94	214,760.21	592	77.87	8.716
3YR-ARM 3YR-IO	41	16,979,852.00	1.58	414,142.73	646	81.53	6.429
3YR-ARM 5YR-IO	55	21,256,386.00	1.98	386,479.75	648	80.68	6.544
40/30 2YR-ARM	174	48,399,212.79	4.51	278,156.40	599	78.29	8.305
40/30 3YR-ARM	139	44,495,787.28	4.15	320,113.58	614	83.11	7.846
40/30 Fixed	107	29,866,830.54	2.78	279,129.26	632	80.59	7.255
50/30 2YR-ARM	1,043	325,446,598.20	30.32	312,029.34	609	80.90	8.147
50/30 3YR-ARM	394	128,656,028.98	11.99	326,538.14	612	81.99	7.952
50/30 5YR-ARM	6	1,984,871.45	0.18	330,811.91	598	79.33	8.539
50/30 Fixed	161	48,835,673.98	4.55	303,327.17	633	79.18	7.365
5YR-ARM	10	3,086,911.78	0.29	308,691.18	605	78.92	7.661
5YR-ARM 5YR-IO	7	2,448,400.00	0.23	349,771.43	666	81.77	6.312
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	10	$4,346,122.97	0.40%	$434,612.30	665	80.04%	5.436%
5.501—6.000	66	25,251,931.93	2.35	382,605.03	653	77.37	5.883
6.001—6.500	243	87,245,155.26	8.13	359,033.56	651	77.49	6.343
6.501—7.000	456	154,418,492.23	14.39	338,637.04	636	79.21	6.841
7.001—7.500	398	122,885,877.40	11.45	308,758.49	629	80.21	7.332
7.501—8.000	538	158,491,807.64	14.77	294,594.44	614	79.76	7.802
8.001—8.500	470	126,602,929.94	11.80	269,367.94	604	81.77	8.324
8.501—9.000	609	149,442,863.73	13.92	245,390.58	591	81.94	8.807
9.001—9.500	396	91,510,869.84	8.53	231,088.06	579	80.94	9.295
9.501—10.000	409	77,282,111.01	7.20	188,953.82	566	80.39	9.791
10.001—10.500	176	27,673,794.90	2.58	157,237.47	561	77.76	10.294
10.501—11.000	143	19,924,958.14	1.86	139,335.37	557	77.31	10.782
11.001—11.500	140	12,632,077.99	1.18	90,229.13	584	82.20	11.349
11.501—12.000	67	7,918,079.27	0.74	118,180.29	557	71.75	11.757
12.001—12.500	43	5,095,657.52	0.47	118,503.66	563	70.45	12.331
12.501—13.000	18	2,478,709.21	0.23	137,706.07	553	67.11	12.725
13.001—13.500	1	125,918.81	0.01	125,918.81	609	100.00	13.325
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	135	$4,545,650.29	0.42%	$33,671.48	638	95.73%	10.983%
50,000.01—100,000.00	514	40,379,579.75	3.76	78,559.49	598	81.92	9.587
100,000.01—150,000.00	652	81,538,331.78	7.60	125,058.79	596	78.41	8.946
150,000.01—200,000.00	660	115,072,907.53	10.72	174,352.89	599	77.68	8.452
200,000.01—250,000.00	528	118,931,030.90	11.08	225,248.16	597	78.62	8.310
250,000.01—300,000.00	385	106,005,794.30	9.88	275,339.73	604	78.53	8.204
300,000.01—350,000.00	300	97,753,173.97	9.11	325,843.91	611	79.71	7.944
350,000.01—400,000.00	272	102,005,860.74	9.50	375,021.55	614	81.03	7.827
400,000.01—450,000.00	178	75,360,817.08	7.02	423,375.38	613	80.71	7.953
450,000.01—500,000.00	141	67,234,231.18	6.26	476,838.52	612	80.71	7.805
500,000.01—550,000.00	132	69,198,718.51	6.45	524,232.72	614	82.27	7.844
550,000.01—600,000.00	92	52,956,482.63	4.93	575,613.94	617	82.28	7.783
600,000.01—650,000.00	58	36,205,178.58	3.37	624,227.22	618	82.08	7.730
650,000.01—700,000.00	48	32,443,009.46	3.02	675,896.03	616	81.95	7.753
700,000.01—750,000.00	32	23,311,690.12	2.17	728,490.32	620	82.73	7.637
750,000.01—800,000.00	31	24,539,431.19	2.29	791,594.55	611	78.19	7.930
800,000.01—850,000.00	2	1,686,105.61	0.16	843,052.80	639	79.41	6.350
850,000.01—900,000.00	3	2,631,829.44	0.25	877,276.48	622	78.70	6.785
900,000.01—950,000.00	2	1,836,043.68	0.17	918,021.84	642	78.74	6.623
950,000.01—1,000,000.00	6	5,886,736.30	0.55	981,122.72	648	77.12	6.800
1,000,000.01 >=	12	13,804,754.77	1.29	1,150,396.23	655	76.68	6.752
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	136	$4,595,611.80	0.43%	$33,791.26	637	95.49%	10.979%
50,000.01—100,000.00	515	40,529,452.33	3.78	78,697.97	599	81.93	9.588
100,000.01—150,000.00	653	81,788,201.03	7.62	125,249.93	596	78.36	8.938
150,000.01—200,000.00	657	114,623,204.19	10.68	174,464.54	600	77.71	8.454
200,000.01—250,000.00	528	118,931,030.90	11.08	225,248.16	597	78.62	8.310
250,000.01—300,000.00	385	106,005,794.30	9.88	275,339.73	604	78.53	8.204
300,000.01—350,000.00	300	97,753,173.97	9.11	325,843.91	611	79.71	7.944
350,000.01—400,000.00	272	102,005,860.74	9.50	375,021.55	614	81.03	7.827
400,000.01—450,000.00	178	75,360,817.08	7.02	423,375.38	613	80.71	7.953
450,000.01—500,000.00	142	67,734,070.83	6.31	477,000.50	612	80.77	7.816
500,000.01—550,000.00	131	68,698,878.86	6.40	524,418.92	614	82.21	7.832
550,000.01—600,000.00	93	53,555,563.56	4.99	575,866.27	617	82.26	7.774
600,000.01—650,000.00	57	35,606,097.65	3.32	624,668.38	618	82.11	7.743
650,000.01—700,000.00	48	32,443,009.46	3.02	675,896.03	616	81.95	7.753
700,000.01—750,000.00	32	23,311,690.12	2.17	728,490.32	620	82.73	7.637
750,000.01—800,000.00	31	24,539,431.19	2.29	791,594.55	611	78.19	7.930
800,000.01—850,000.00	2	1,686,105.61	0.16	843,052.80	639	79.41	6.350
850,000.01—900,000.00	3	2,631,829.44	0.25	877,276.48	622	78.70	6.785
900,000.01—950,000.00	2	1,836,043.68	0.17	918,021.84	642	78.74	6.623
950,000.01—1,000,000.00	6	5,886,736.30	0.55	981,122.72	648	77.12	6.800
1,000,000.01 >=	12	13,804,754.77	1.29	1,150,396.23	655	76.68	6.752
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$176,663.70	0.02%	$44,165.92	650	100.00%	10.787%
121—180	34	2,862,622.86	0.27	84,194.79	593	78.78	8.372
181—240	6	1,000,336.71	0.09	166,722.79	631	75.83	7.806
301—360	4,139	1,069,287,734.53	99.62	258,344.46	608	79.98	8.132
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$176,663.70	0.02%	$44,165.92	650	100.00%	10.787%
121—180	34	2,862,622.86	0.27	84,194.79	593	78.78	8.372
181—240	6	1,000,336.71	0.09	166,722.79	631	75.83	7.806
301—360	4,139	1,069,287,734.53	99.62	258,344.46	608	79.98	8.132
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	3	$235,701.82	0.02%	$78,567.27	613	17.08%	8.636%
20.01—25.00	3	354,428.18	0.03	118,142.73	615	22.99	7.289
25.01—30.00	6	710,397.87	0.07	118,399.64	566	28.59	9.091
30.01—35.00	10	1,671,148.07	0.16	167,114.81	570	32.16	8.762
35.01—40.00	16	2,961,549.36	0.28	185,096.84	589	37.70	7.753
40.01—45.00	29	5,856,715.67	0.55	201,955.71	599	43.37	8.007
45.01—50.00	57	10,657,688.50	0.99	186,976.99	604	47.59	8.238
50.01—55.00	62	13,163,581.86	1.23	212,315.84	586	52.38	8.468
55.01—60.00	84	18,924,237.21	1.76	225,288.54	595	58.00	7.942
60.01—65.00	193	49,702,828.31	4.63	257,527.61	598	63.44	8.201
65.01—70.00	272	65,870,618.60	6.14	242,171.39	591	68.85	8.510
70.01—75.00	363	99,420,867.24	9.26	273,886.69	592	74.03	8.249
75.01—80.00	1,380	381,393,144.52	35.53	276,371.84	608	79.64	8.054
80.01—85.00	446	126,996,051.39	11.83	284,744.51	610	84.46	7.809
85.01—90.00	816	234,290,458.75	21.83	287,120.66	620	89.72	8.042
90.01—95.00	135	33,654,351.54	3.14	249,291.49	623	94.64	8.133
95.01—100.00	308	27,463,588.92	2.56	89,167.50	638	99.94	9.983
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	3	$235,701.82	0.02%	$78,567.27	613	17.08%	8.636%
20.01—25.00	3	354,428.18	0.03	118,142.73	615	22.99	7.289
25.01—30.00	6	710,397.87	0.07	118,399.64	566	28.59	9.091
30.01—35.00	9	1,585,229.72	0.15	176,136.64	568	32.09	8.814
35.01—40.00	15	2,901,589.18	0.27	193,439.28	590	37.65	7.678
40.01—45.00	29	5,856,715.67	0.55	201,955.71	599	43.37	8.007
45.01—50.00	56	10,544,133.11	0.98	188,288.09	604	47.58	8.230
50.01—55.00	62	13,163,581.86	1.23	212,315.84	586	52.38	8.468
55.01—60.00	82	18,117,753.16	1.69	220,948.21	597	58.05	7.966
60.01—65.00	191	48,785,155.48	4.55	255,419.66	598	63.43	8.235
65.01—70.00	254	61,686,302.71	5.75	242,859.46	589	68.84	8.514
70.01—75.00	340	92,508,729.01	8.62	272,084.50	590	73.97	8.256
75.01—80.00	957	272,781,741.56	25.41	285,038.39	597	79.48	8.116
80.01—85.00	423	124,595,350.70	11.61	294,551.66	611	84.07	7.749
85.01—90.00	700	210,318,374.01	19.59	300,454.82	621	89.37	7.938
90.01—95.00	168	42,682,786.89	3.98	254,064.21	620	91.15	8.199
95.01—100.00	885	166,499,386.87	15.51	188,134.90	631	84.86	8.423
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	706	$270,238,944.24	25.18%	$382,774.71	621	79.21%	7.587%
NY	389	148,258,629.43	13.81	381,127.58	613	78.56	7.987
FL	536	118,771,146.33	11.07	221,587.96	600	79.58	8.395
MD	344	87,434,452.55	8.15	254,169.92	597	80.49	8.221
NJ	215	63,667,532.31	5.93	296,128.06	603	79.13	8.578
IL	225	44,520,211.09	4.15	197,867.60	609	80.33	8.612
MA	169	44,265,894.89	4.12	261,928.37	610	80.09	8.395
TX	217	33,237,008.34	3.10	153,165.94	606	79.66	8.066
VA	141	32,062,163.24	2.99	227,391.23	592	79.59	8.541
GA	122	21,495,507.54	2.00	176,192.68	607	83.13	8.489
AZ	90	20,513,088.24	1.91	227,923.20	607	81.45	8.196
WA	69	17,845,103.29	1.66	258,624.69	603	82.37	7.813
PA	123	16,760,128.39	1.56	136,261.21	592	80.61	8.839
CT	71	16,674,623.39	1.55	234,853.85	600	81.01	8.260
HI	34	13,558,330.34	1.26	398,774.42	619	81.09	7.943
Other	732	124,024,594.19	11.56	169,432.51	603	82.35	8.481
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	268	$55,344,534.28	5.16%	$206,509.46	620	77.47%	8.767%
Owner Occupied	3,880	1,009,215,750.93	94.03	260,107.15	608	80.11	8.096
Second Home	35	8,767,072.59	0.82	250,487.79	609	80.47	8.367
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	3,420	$854,789,735.42	79.64%	$249,938.52	607	80.16%	8.109%
Multi Family	562	178,009,590.98	16.58	316,743.04	615	78.82	8.155
Condo	200	40,375,394.15	3.76	201,876.97	612	81.29	8.517
Manufactured	1	152,637.25	0.01	152,637.25	569	90.00	9.750
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,862	$777,481,958.42	72.44%	$271,656.87	604	78.53%	8.040%
Purchase	1,207	265,336,995.74	24.72	219,831.81	621	84.15	8.419
Refinance	114	30,508,403.64	2.84	267,617.58	607	80.57	7.998
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	2,697	$659,177,305.68	61.41%	$244,411.31	605	80.56%	7.852%
Limited Documentation	51	14,475,844.78	1.35	283,840.09	608	81.30	7.958
Stated Documentation	1,435	399,674,207.34	37.24	278,518.61	614	78.97	8.602
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	4	$808,048.29	0.08%	$202,012.07	500	71.42%	9.846%
501—525	277	58,847,309.99	5.48	212,445.16	514	73.93	9.924
526—550	357	80,968,078.58	7.54	226,801.34	538	75.28	9.360
551—575	591	142,266,064.78	13.25	240,720.92	562	78.36	8.806
576—600	549	138,430,236.66	12.90	252,149.79	589	79.74	8.441
601—625	825	219,942,114.49	20.49	266,596.50	612	81.52	7.918
626—650	828	215,990,585.63	20.12	260,858.20	639	81.50	7.666
651—675	511	146,966,095.09	13.69	287,604.88	662	81.79	7.237
676—700	241	69,108,824.28	6.44	286,758.61	686	81.01	7.192
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,414	$322,736,002.75	30.07%	$228,243.28	603	80.16%	8.525%
12	575	199,228,330.24	18.56	346,484.05	615	79.80	7.975
24	1,399	360,116,723.67	33.55	257,410.10	602	80.31	8.234
30	10	2,126,975.18	0.20	212,697.52	591	84.95	8.763
36	785	189,119,325.96	17.62	240,916.34	624	79.19	7.427
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Total Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,933	$1,058,321,987.12	98.60%	$269,087.72	608	79.70%	8.090%
2	250	15,005,370.68	1.40	60,021.48	643	99.74	11.131
Total:	4,183	$1,073,327,357.80	100.00%	$256,592.72	608	79.98%	8.133%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$884,743,112.86
Number of Mortgage Loans:	3,198
Average Scheduled Principal Balance:	$276,655.13
Weighted Average Gross Coupon:	8.210%
Weighted Average Original Credit Score:	605
Weighted Average Original LTV Ratio²:	80.19%
Weighted Average Combined Original LTV Ratio²:	83.05%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.649%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	7.43%
Silent Seconds:	16.93%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	815	$170,944,364.10	19.32%	$209,747.69	581	78.39%	8.928%
2YR-ARM 5YR-IO	67	25,046,886.00	2.83	373,834.12	647	80.15	6.834
3YR-ARM	447	95,997,814.29	10.85	214,760.21	592	77.87	8.716
3YR-ARM 3YR-IO	41	16,979,852.00	1.92	414,142.73	646	81.53	6.429
3YR-ARM 5YR-IO	55	21,256,386.00	2.40	386,479.75	648	80.68	6.544
40/30 2YR-ARM	174	48,399,212.79	5.47	278,156.40	599	78.29	8.305
40/30 3YR-ARM	139	44,495,787.28	5.03	320,113.58	614	83.11	7.846
50/30 2YR-ARM	1,043	325,446,598.20	36.78	312,029.34	609	80.90	8.147
50/30 3YR-ARM	394	128,656,028.98	14.54	326,538.14	612	81.99	7.952
50/30 5YR-ARM	6	1,984,871.45	0.22	330,811.91	598	79.33	8.539
5YR-ARM	10	3,086,911.78	0.35	308,691.18	605	78.92	7.661
5YR-ARM 5YR-IO	7	2,448,400.00	0.28	349,771.43	666	81.77	6.312
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	10	$4,346,122.97	0.49%	$434,612.30	665	80.04%	5.436%
5.501—6.000	59	23,133,798.81	2.61	392,098.28	652	78.11	5.874
6.001—6.500	129	51,124,463.91	5.78	396,313.67	647	78.80	6.322
6.501—7.000	282	104,430,749.80	11.80	370,321.81	636	80.00	6.851
7.001—7.500	300	100,297,978.93	11.34	334,326.60	628	80.60	7.334
7.501—8.000	445	136,579,816.16	15.44	306,920.94	615	80.02	7.799
8.001—8.500	415	116,321,848.71	13.15	280,293.61	603	81.99	8.322
8.501—9.000	542	138,331,507.00	15.64	255,224.18	591	82.24	8.807
9.001—9.500	364	85,938,532.81	9.71	236,094.87	579	81.17	9.296
9.501—10.000	322	69,339,757.15	7.84	215,340.86	564	80.17	9.786
10.001—10.500	121	21,695,913.18	2.45	179,305.07	552	76.42	10.302
10.501—11.000	80	14,042,749.90	1.59	175,534.37	539	73.49	10.766
11.001—11.500	52	7,078,224.03	0.80	136,119.69	540	69.39	11.308
11.501—12.000	39	5,863,668.72	0.66	150,350.48	539	64.11	11.768
12.001—12.500	29	4,099,092.92	0.46	141,348.03	550	63.31	12.325
12.501—13.000	9	2,118,887.84	0.24	235,431.98	541	62.33	12.717
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,755.32	0.03%	$49,959.22	592	61.71%	10.892%
50,000.01—100,000.00	314	24,860,217.31	2.81	79,172.67	583	78.88	9.472
100,000.01—150,000.00	491	61,651,768.13	6.97	125,563.68	590	78.42	9.052
150,000.01—200,000.00	512	89,333,440.83	10.10	174,479.38	593	78.30	8.652
200,000.01—250,000.00	438	99,105,114.03	11.20	226,267.38	593	78.98	8.446
250,000.01—300,000.00	317	87,128,335.50	9.85	274,852.79	600	79.36	8.361
300,000.01—350,000.00	253	82,434,296.16	9.32	325,827.26	606	80.18	8.099
350,000.01—400,000.00	223	83,728,288.83	9.46	375,463.18	611	81.44	7.951
400,000.01—450,000.00	154	65,220,376.16	7.37	423,508.94	611	80.83	8.082
450,000.01—500,000.00	120	57,233,306.79	6.47	476,944.22	608	81.41	7.929
500,000.01—550,000.00	115	60,339,046.04	6.82	524,687.36	612	82.47	7.970
550,000.01—600,000.00	83	47,794,004.25	5.40	575,831.38	616	82.44	7.820
600,000.01—650,000.00	54	33,724,480.85	3.81	624,527.42	618	81.95	7.746
650,000.01—700,000.00	42	28,335,187.38	3.20	674,647.32	614	82.34	7.792
700,000.01—750,000.00	27	19,681,600.04	2.22	728,948.15	615	82.42	7.784
750,000.01—800,000.00	29	22,957,815.68	2.59	791,648.82	610	78.07	8.016
800,000.01—850,000.00	1	836,756.99	0.09	836,756.99	638	85.00	5.700
850,000.01—900,000.00	3	2,631,829.44	0.30	877,276.48	622	78.70	6.785
900,000.01—950,000.00	1	920,000.00	0.10	920,000.00	698	80.00	5.500
950,000.01—1,000,000.00	5	4,929,181.67	0.56	985,836.33	648	76.56	6.790
1,000,000.01 >=	10	11,598,311.47	1.31	1,159,831.15	651	76.05	6.834
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,755.32	0.03%	$49,959.22	592	61.71%	10.892%
50,000.01—100,000.00	316	25,060,051.41	2.83	79,303.96	584	78.91	9.477
100,000.01—150,000.00	490	61,601,719.82	6.96	125,717.80	590	78.41	9.048
150,000.01—200,000.00	511	89,183,655.05	10.08	174,527.70	593	78.30	8.652
200,000.01—250,000.00	438	99,105,114.03	11.20	226,267.38	593	78.98	8.446
250,000.01—300,000.00	317	87,128,335.50	9.85	274,852.79	600	79.36	8.361
300,000.01—350,000.00	253	82,434,296.16	9.32	325,827.26	606	80.18	8.099
350,000.01—400,000.00	223	83,728,288.83	9.46	375,463.18	611	81.44	7.951
400,000.01—450,000.00	154	65,220,376.16	7.37	423,508.94	611	80.83	8.082
450,000.01—500,000.00	121	57,733,146.44	6.53	477,133.44	608	81.48	7.942
500,000.01—550,000.00	114	59,839,206.38	6.76	524,905.32	612	82.41	7.958
550,000.01—600,000.00	84	48,393,085.18	5.47	576,108.16	617	82.41	7.809
600,000.01—650,000.00	53	33,125,399.92	3.74	625,007.55	617	81.99	7.760
650,000.01—700,000.00	42	28,335,187.38	3.20	674,647.32	614	82.34	7.792
700,000.01—750,000.00	27	19,681,600.04	2.22	728,948.15	615	82.42	7.784
750,000.01—800,000.00	29	22,957,815.68	2.59	791,648.82	610	78.07	8.016
800,000.01—850,000.00	1	836,756.99	0.09	836,756.99	638	85.00	5.700
850,000.01—900,000.00	3	2,631,829.44	0.30	877,276.48	622	78.70	6.785
900,000.01—950,000.00	1	920,000.00	0.10	920,000.00	698	80.00	5.500
950,000.01—1,000,000.00	5	4,929,181.67	0.56	985,836.33	648	76.56	6.790
1,000,000.01 >=	10	11,598,311.47	1.31	1,159,831.15	651	76.05	6.834
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$49,973.99	0.01%	$49,973.99	599	20.00%	12.450%
25.01—30.00	4	560,592.77	0.06	140,148.19	566	29.02	9.155
30.01—35.00	8	1,445,359.78	0.16	180,669.97	572	32.00	8.719
35.01—40.00	10	2,022,616.58	0.23	202,261.66	586	37.91	7.490
40.01—45.00	16	3,353,471.20	0.38	209,591.95	582	43.43	8.601
45.01—50.00	38	6,658,985.74	0.75	175,236.47	590	47.76	8.882
50.01—55.00	45	10,218,625.07	1.15	227,080.56	582	52.48	8.566
55.01—60.00	60	13,739,905.97	1.55	228,998.43	585	57.68	8.299
60.01—65.00	139	39,184,590.53	4.43	281,903.53	594	63.44	8.340
65.01—70.00	229	54,948,768.99	6.21	239,950.96	585	68.86	8.717
70.01—75.00	276	78,118,225.74	8.83	283,037.05	586	74.10	8.437
75.01—80.00	1,166	324,088,967.11	36.63	277,949.37	605	79.67	8.176
80.01—85.00	349	105,619,409.99	11.94	302,634.41	607	84.49	7.864
85.01—90.00	697	206,175,625.81	23.30	295,804.34	618	89.75	8.111
90.01—95.00	98	27,195,478.03	3.07	277,504.88	617	94.71	8.216
95.01—100.00	62	11,362,515.58	1.28	183,266.38	631	99.97	8.793
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$49,973.99	0.01%	$49,973.99	599	20.00%	12.450%
25.01—30.00	4	560,592.77	0.06	140,148.19	566	29.02	9.155
30.01—35.00	8	1,445,359.78	0.16	180,669.97	572	32.00	8.719
35.01—40.00	9	1,962,656.40	0.22	218,072.93	587	37.85	7.372
40.01—45.00	16	3,353,471.20	0.38	209,591.95	582	43.43	8.601
45.01—50.00	37	6,545,430.36	0.74	176,903.52	591	47.75	8.880
50.01—55.00	45	10,218,625.07	1.15	227,080.56	582	52.48	8.566
55.01—60.00	58	12,933,421.91	1.46	222,990.03	587	57.72	8.355
60.01—65.00	137	38,266,917.70	4.33	279,320.57	593	63.43	8.386
65.01—70.00	214	51,928,781.36	5.87	242,657.86	584	68.87	8.713
70.01—75.00	257	72,589,687.24	8.20	282,450.14	584	74.04	8.461
75.01—80.00	775	223,498,864.68	25.26	288,385.63	592	79.51	8.281
80.01—85.00	328	103,072,739.01	11.65	314,246.16	608	84.07	7.821
85.01—90.00	590	183,020,210.09	20.69	310,203.75	618	89.41	8.008
90.01—95.00	128	35,404,031.70	4.00	276,594.00	614	90.71	8.299
95.01—100.00	591	139,892,349.62	15.81	236,704.48	629	83.49	8.181
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	577	$233,873,364.96	26.43%	$405,326.46	619	79.60%	7.628%
NY	290	115,627,335.26	13.07	398,714.95	608	79.05	8.141
FL	401	96,816,793.60	10.94	241,438.39	595	80.24	8.524
MD	279	75,375,088.43	8.52	270,161.61	596	81.09	8.238
NJ	177	53,867,513.96	6.09	304,336.24	598	78.96	8.722
IL	180	38,717,353.73	4.38	215,096.41	605	80.18	8.677
MA	124	36,267,742.60	4.10	292,481.80	606	79.26	8.420
VA	111	26,010,601.73	2.94	234,329.75	584	78.83	8.628
GA	95	18,594,421.56	2.10	195,730.75	604	82.55	8.510
AZ	76	18,109,599.57	2.05	238,284.20	606	81.64	8.263
TX	107	16,981,804.86	1.92	158,708.46	597	80.12	8.232
WA	55	14,604,911.34	1.65	265,543.84	595	82.46	7.992
PA	91	13,369,311.87	1.51	146,915.52	587	80.30	8.952
CT	53	12,994,145.87	1.47	245,172.56	591	80.20	8.580
NC	58	10,494,733.33	1.19	180,943.68	596	81.93	8.654
Other	524	103,038,390.18	11.65	196,638.15	601	82.25	8.447
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	231	$50,073,747.73	5.66%	$216,769.47	617	77.32%	8.799%
Owner Occupied	2,934	826,677,264.68	93.44	281,757.76	604	80.36	8.173
Second Home	33	7,992,100.46	0.90	242,184.86	605	80.41	8.355
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	2,615	$705,194,657.95	79.71%	$269,672.91	603	80.40%	8.194%
Multi Family	426	144,678,089.17	16.35	339,619.93	611	78.93	8.228
Condo	156	34,717,728.50	3.92	222,549.54	611	81.06	8.470
Manufactured	1	152,637.25	0.02	152,637.25	569	90.00	9.750
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,203	$633,506,011.55	71.60%	$287,565.14	600	78.87%	8.156%
Purchase	914	230,526,023.18	26.06	252,216.66	619	83.76	8.349
Refinance	81	20,711,078.13	2.34	255,692.32	599	80.91	8.330
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,970	$515,020,883.69	58.21%	$261,431.92	600	80.90%	7.949%
Limited Documentation	39	12,050,266.34	1.36	308,981.19	604	82.26	8.000
Stated Documentation	1,189	357,671,962.84	40.43	300,817.46	612	79.10	8.594
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	4	$808,048.29	0.09%	$202,012.07	500	71.42%	9.846%
501—525	256	54,803,024.85	6.19	214,074.32	514	74.20	9.900
526—550	320	74,188,498.16	8.39	231,839.06	538	75.36	9.374
551—575	513	128,596,789.35	14.53	250,676.00	562	78.99	8.806
576—600	459	120,259,662.65	13.59	262,003.62	589	80.22	8.475
601—625	624	181,003,086.11	20.46	290,069.05	612	82.18	7.992
626—650	528	162,958,372.45	18.42	308,633.28	639	81.40	7.635
651—675	338	112,393,722.79	12.70	332,525.81	663	82.06	7.225
676—700	156	49,731,908.22	5.62	318,794.28	685	81.76	7.308
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,081	$271,877,505.06	30.73%	$251,505.56	600	80.07%	8.579%
12	453	162,629,469.88	18.38	359,005.45	611	80.43	8.082
24	1,298	347,452,999.99	39.27	267,683.36	601	80.12	8.203
30	8	1,622,386.24	0.18	202,798.28	582	84.11	8.923
36	358	101,160,751.69	11.43	282,571.93	620	80.31	7.438
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	4	$1,578,035.47	0.18%	$394,508.87	651	83.93%	5.323%
3.001—4.000	147	58,383,851.70	6.60	397,169.06	653	78.09	6.065
4.001—5.000	532	191,296,663.34	21.62	359,580.19	633	80.00	6.994
5.001—6.000	925	267,551,484.63	30.24	289,244.85	611	80.69	8.000
6.001—7.000	1,590	365,933,077.74	41.36	230,146.59	578	80.24	9.354
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	69	$27,479,921.79	3.11%	$398,259.74	654	78.42%	5.804%
12.001—13.000	411	155,555,213.72	17.58	378,479.84	639	79.60	6.677
13.001—14.000	745	236,877,795.09	26.77	317,956.77	621	80.27	7.602
14.001—15.000	957	254,653,355.71	28.78	266,095.46	596	82.13	8.586
15.001—16.000	686	155,278,289.96	17.55	226,353.19	572	80.73	9.515
16.001—17.000	201	35,738,663.09	4.04	177,804.29	547	75.27	10.484
17.001—18.000	91	12,941,892.75	1.46	142,218.60	540	66.99	11.516
18.001—19.000	38	6,217,980.76	0.70	163,631.07	547	62.98	12.459
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	69	$27,479,921.79	3.11%	$398,259.74	654	78.42%	5.804%
6.001—7.000	411	155,555,213.72	17.58	378,479.84	639	79.60	6.677
7.001—8.000	745	236,877,795.09	26.77	317,956.77	621	80.27	7.602
8.001—9.000	957	254,653,355.71	28.78	266,095.46	596	82.13	8.586
9.001—10.000	686	155,278,289.96	17.55	226,353.19	572	80.73	9.515
10.001—11.000	201	35,738,663.09	4.04	177,804.29	547	75.27	10.484
11.001—12.000	91	12,941,892.75	1.46	142,218.60	540	66.99	11.516
12.001 >=	38	6,217,980.76	0.70	163,631.07	547	62.98	12.459
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-01-01	1	$154,557.78	0.02%	$154,557.78	594	80.00%	8.300%
2008-04-01	1	172,252.85	0.02	172,252.85	603	80.00	8.100
2008-05-01	1	181,600.00	0.02	181,600.00	691	80.00	7.990
2008-06-01	1	126,727.02	0.01	126,727.02	634	80.00	9.260
2008-07-01	7	1,022,278.03	0.12	146,039.72	643	79.47	8.857
2008-08-01	2	257,361.48	0.03	128,680.74	654	80.00	7.652
2008-09-01	29	6,690,568.54	0.76	230,709.26	586	78.40	9.136
2008-10-01	53	15,894,606.58	1.80	299,898.24	591	79.24	8.491
2008-11-01	140	43,793,268.82	4.95	312,809.06	590	80.06	8.418
2008-12-01	1,150	312,672,359.08	35.34	271,889.01	603	80.18	8.401
2009-01-01	714	188,871,480.89	21.35	264,525.88	603	79.49	8.169
2009-09-01	3	958,026.51	0.11	319,342.17	642	81.55	7.122
2009-10-01	26	7,849,432.33	0.89	301,901.24	578	77.01	9.283
2009-11-01	78	26,566,792.20	3.00	340,599.90	610	79.49	8.088
2009-12-01	613	173,103,071.84	19.57	282,386.74	613	81.03	7.981
2010-01-01	356	98,908,545.68	11.18	277,832.99	609	80.88	7.897
2011-12-01	13	4,913,912.49	0.56	377,993.27	622	80.71	7.557
2012-01-01	10	2,606,270.75	0.29	260,627.07	624	78.54	7.258
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%
Total:	3,198	$884,743,112.86	100.00%	$276,655.13	605	80.19%	8.210%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$188,584,244.93
Number of Mortgage Loans:	985
Average Scheduled Principal Balance:	$191,456.09
Weighted Average Gross Coupon:	7.768%
Weighted Average Original Credit Score:	626
Weighted Average Original LTV Ratio[1]:	78.99%
Weighted Average Combined Original LTV Ratio[1]:	80.22%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Original Term (months) :	356
Interest Only Loans:	0.00%
Silent Seconds:	7.11%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	4	$176,663.70	0.09%	$44,165.92	650	100.00%	10.787%
15 Fixed	34	2,862,622.86	1.52	84,194.79	593	78.78	8.372
20 Fixed	6	1,000,336.71	0.53	166,722.79	631	75.83	7.806
30 Fixed	673	105,842,117.15	56.12	157,269.12	622	78.44	8.077
40/30 Fixed	107	29,866,830.54	15.84	279,129.26	632	80.59	7.255
50/30 Fixed	161	48,835,673.98	25.90	303,327.17	633	79.18	7.365
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	7	$2,118,133.12	1.12%	$302,590.45	664	69.32%	5.990%
6.001—6.500	114	36,120,691.35	19.15	316,848.17	656	75.65	6.372
6.501—7.000	174	49,987,742.43	26.51	287,285.88	636	77.56	6.820
7.001—7.500	98	22,587,898.47	11.98	230,488.76	633	78.44	7.324
7.501—8.000	93	21,911,991.48	11.62	235,612.81	604	78.12	7.815
8.001—8.500	55	10,281,081.23	5.45	186,928.75	613	79.19	8.349
8.501—9.000	67	11,111,356.72	5.89	165,841.15	596	78.19	8.800
9.001—9.500	32	5,572,337.04	2.95	174,135.53	580	77.37	9.275
9.501—10.000	87	7,942,353.86	4.21	91,291.42	583	82.26	9.840
10.001—10.500	55	5,977,881.72	3.17	108,688.76	592	82.61	10.264
10.501—11.000	63	5,882,208.23	3.12	93,368.38	601	86.43	10.819
11.001—11.500	88	5,553,853.96	2.95	63,111.98	639	98.54	11.403
11.501—12.000	28	2,054,410.55	1.09	73,371.81	609	93.55	11.726
12.001—12.500	14	996,564.59	0.53	71,183.19	613	99.81	12.352
12.501—13.000	9	359,821.37	0.19	39,980.15	625	95.24	12.774
13.001—13.500	1	125,918.81	0.07	125,918.81	609	100.00	13.325
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	129	$4,245,894.97	2.25%	$32,913.91	641	98.13%	10.990%
50,000.01—100,000.00	200	15,519,362.44	8.23	77,596.81	623	86.78	9.770
100,000.01—150,000.00	161	19,886,563.65	10.55	123,519.03	613	78.39	8.617
150,000.01—200,000.00	148	25,739,466.70	13.65	173,915.32	621	75.55	7.755
200,000.01—250,000.00	90	19,825,916.87	10.51	220,287.97	615	76.82	7.629
250,000.01—300,000.00	68	18,877,458.80	10.01	277,609.69	627	74.73	7.478
300,000.01—350,000.00	47	15,318,877.81	8.12	325,933.57	636	77.21	7.110
350,000.01—400,000.00	49	18,277,571.91	9.69	373,011.67	629	79.18	7.256
400,000.01—450,000.00	24	10,140,440.92	5.38	422,518.37	627	79.95	7.120
450,000.01—500,000.00	21	10,000,924.39	5.30	476,234.49	634	76.69	7.091
500,000.01—550,000.00	17	8,859,672.48	4.70	521,157.20	632	80.90	6.983
550,000.01—600,000.00	9	5,162,478.38	2.74	573,608.71	623	80.83	7.439
600,000.01—650,000.00	4	2,480,697.73	1.32	620,174.43	625	83.74	7.519
650,000.01—700,000.00	6	4,107,822.08	2.18	684,637.01	631	79.25	7.482
700,000.01—750,000.00	5	3,630,090.08	1.92	726,018.02	647	84.44	6.838
750,000.01—800,000.00	2	1,581,615.51	0.84	790,807.75	618	80.00	6.677
800,000.01—850,000.00	1	849,348.62	0.45	849,348.62	639	73.91	6.990
900,000.01—950,000.00	1	916,043.68	0.49	916,043.68	586	77.47	7.750
950,000.01—1,000,000.00	1	957,554.63	0.51	957,554.63	648	80.00	6.850
1,000,000.01 >=	2	2,206,443.30	1.17	1,103,221.65	680	80.00	6.324
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	130	$4,295,856.49	2.28%	$33,045.05	640	97.85%	10.985%
50,000.01—100,000.00	199	15,469,400.93	8.20	77,735.68	623	86.82	9.767
100,000.01—150,000.00	163	20,186,481.21	10.70	123,843.44	613	78.21	8.600
150,000.01—200,000.00	146	25,439,549.14	13.49	174,243.49	622	75.66	7.758
200,000.01—250,000.00	90	19,825,916.87	10.51	220,287.97	615	76.82	7.629
250,000.01—300,000.00	68	18,877,458.80	10.01	277,609.69	627	74.73	7.478
300,000.01—350,000.00	47	15,318,877.81	8.12	325,933.57	636	77.21	7.110
350,000.01—400,000.00	49	18,277,571.91	9.69	373,011.67	629	79.18	7.256
400,000.01—450,000.00	24	10,140,440.92	5.38	422,518.37	627	79.95	7.120
450,000.01—500,000.00	21	10,000,924.39	5.30	476,234.49	634	76.69	7.091
500,000.01—550,000.00	17	8,859,672.48	4.70	521,157.20	632	80.90	6.983
550,000.01—600,000.00	9	5,162,478.38	2.74	573,608.71	623	80.83	7.439
600,000.01—650,000.00	4	2,480,697.73	1.32	620,174.43	625	83.74	7.519
650,000.01—700,000.00	6	4,107,822.08	2.18	684,637.01	631	79.25	7.482
700,000.01—750,000.00	5	3,630,090.08	1.92	726,018.02	647	84.44	6.838
750,000.01—800,000.00	2	1,581,615.51	0.84	790,807.75	618	80.00	6.677
800,000.01—850,000.00	1	849,348.62	0.45	849,348.62	639	73.91	6.990
900,000.01—950,000.00	1	916,043.68	0.49	916,043.68	586	77.47	7.750
950,000.01—1,000,000.00	1	957,554.63	0.51	957,554.63	648	80.00	6.850
1,000,000.01 >=	2	2,206,443.30	1.17	1,103,221.65	680	80.00	6.324
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$176,663.70	0.09%	$44,165.92	650	100.00%	10.787%
121—180	34	2,862,622.86	1.52	84,194.79	593	78.78	8.372
181—240	6	1,000,336.71	0.53	166,722.79	631	75.83	7.806
301—360	941	184,544,621.66	97.86	196,115.43	626	78.99	7.755
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$176,663.70	0.09%	$44,165.92	650	100.00%	10.787%
121—180	34	2,862,622.86	1.52	84,194.79	593	78.78	8.372
181—240	6	1,000,336.71	0.53	166,722.79	631	75.83	7.806
301—360	941	184,544,621.66	97.86	196,115.43	626	78.99	7.755
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	2	$185,727.83	0.10%	$92,863.92	616	16.30%	7.609%
20.01—25.00	3	354,428.18	0.19	118,142.73	615	22.99	7.289
25.01—30.00	2	149,805.10	0.08	74,902.55	565	26.99	8.850
30.01—35.00	2	225,788.29	0.12	112,894.15	558	33.16	9.033
35.01—40.00	6	938,932.79	0.50	156,488.80	597	37.23	8.320
40.01—45.00	13	2,503,244.47	1.33	192,557.27	621	43.29	7.212
45.01—50.00	19	3,998,702.75	2.12	210,458.04	626	47.31	7.166
50.01—55.00	17	2,944,956.79	1.56	173,232.75	601	52.06	8.125
55.01—60.00	24	5,184,331.25	2.75	216,013.80	621	58.87	6.997
60.01—65.00	54	10,518,237.77	5.58	194,782.18	616	63.43	7.684
65.01—70.00	43	10,921,849.61	5.79	253,996.50	617	68.80	7.473
70.01—75.00	87	21,302,641.51	11.30	244,857.95	615	73.79	7.557
75.01—80.00	214	57,304,177.41	30.39	267,776.53	625	79.47	7.362
80.01—85.00	97	21,376,641.40	11.34	220,377.75	625	84.35	7.537
85.01—90.00	119	28,114,832.94	14.91	236,259.10	634	89.50	7.536
90.01—95.00	37	6,458,873.51	3.42	174,564.15	648	94.34	7.783
95.01—100.00	246	16,101,073.33	8.54	65,451.52	644	99.92	10.823
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	2	$185,727.83	0.10%	$92,863.92	616	16.30%	7.609%
20.01—25.00	3	354,428.18	0.19	118,142.73	615	22.99	7.289
25.01—30.00	2	149,805.10	0.08	74,902.55	565	26.99	8.850
30.01—35.00	1	139,869.94	0.07	139,869.94	526	32.94	9.790
35.01—40.00	6	938,932.79	0.50	156,488.80	597	37.23	8.320
40.01—45.00	13	2,503,244.47	1.33	192,557.27	621	43.29	7.212
45.01—50.00	19	3,998,702.75	2.12	210,458.04	626	47.31	7.166
50.01—55.00	17	2,944,956.79	1.56	173,232.75	601	52.06	8.125
55.01—60.00	24	5,184,331.25	2.75	216,013.80	621	58.87	6.997
60.01—65.00	54	10,518,237.77	5.58	194,782.18	616	63.43	7.684
65.01—70.00	40	9,757,521.35	5.17	243,938.03	616	68.73	7.454
70.01—75.00	83	19,919,041.78	10.56	239,988.46	614	73.71	7.506
75.01—80.00	182	49,282,876.88	26.13	270,785.04	622	79.30	7.368
80.01—85.00	95	21,522,611.69	11.41	226,553.81	629	84.05	7.403
85.01—90.00	110	27,298,163.92	14.48	248,165.13	635	89.11	7.467
90.01—95.00	40	7,278,755.19	3.86	181,968.88	650	93.29	7.711
95.01—100.00	294	26,607,037.25	14.11	90,500.13	638	92.07	9.698
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	129	$36,365,579.28	19.28%	$281,903.72	635	76.69%	7.319%
NY	99	32,631,294.16	17.30	329,609.03	632	76.84	7.438
FL	135	21,954,352.73	11.64	162,624.84	620	76.70	7.829
TX	110	16,255,203.49	8.62	147,774.58	615	79.19	7.893
MD	65	12,059,364.11	6.39	185,528.68	606	76.76	8.115
NJ	38	9,800,018.35	5.20	257,895.22	631	80.06	7.789
MA	45	7,998,152.29	4.24	177,736.72	630	83.83	8.282
VA	30	6,051,561.51	3.21	201,718.72	623	82.85	8.170
IL	45	5,802,857.36	3.08	128,952.39	632	81.31	8.181
CT	18	3,680,477.52	1.95	204,470.97	634	83.89	7.129
HI	10	3,543,030.02	1.88	354,303.00	633	77.53	7.514
PA	32	3,390,816.52	1.80	105,963.02	611	81.83	8.394
WA	14	3,240,191.95	1.72	231,442.28	643	81.98	7.005
GA	27	2,901,085.99	1.54	107,447.63	625	86.86	8.352
AZ	14	2,403,488.67	1.27	171,677.76	612	79.98	7.691
Other	174	20,506,771.00	10.87	117,855.01	621	83.06	8.376
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	37	$5,270,786.55	2.79%	$142,453.69	640	78.89%	8.459%
Owner Occupied	946	182,538,486.25	96.79	192,958.23	625	78.98	7.745
Second Home	2	774,972.14	0.41	387,486.07	657	81.04	8.493
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	805	$149,595,077.47	79.33%	$185,832.39	625	78.99%	7.713%
Multi Family	136	33,331,501.82	17.67	245,084.57	633	78.32	7.841
Condo	44	5,657,665.65	3.00	128,583.31	614	82.74	8.803
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	659	$143,975,946.87	76.35%	$218,476.40	623	77.06%	7.531%
Purchase	293	34,810,972.56	18.46	118,808.78	637	86.70	8.881
Refinance	33	9,797,325.51	5.20	296,888.65	624	79.85	7.297
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	727	$144,156,421.99	76.44%	$198,289.44	624	79.34%	7.506%
Limited Documentation	12	2,425,578.44	1.29	202,131.54	624	76.51	7.750
Stated Documentation	246	42,002,244.50	22.27	170,740.83	631	77.92	8.669
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	21	$4,044,285.14	2.14%	$192,585.01	516	70.30%	10.259%
526—550	37	6,779,580.42	3.59	183,231.90	537	74.44	9.205
551—575	78	13,669,275.44	7.25	175,247.12	561	72.53	8.798
576—600	90	18,170,574.02	9.64	201,895.27	589	76.58	8.211
601—625	201	38,939,028.38	20.65	193,726.51	612	78.44	7.573
626—650	300	53,032,213.18	28.12	176,774.04	639	81.82	7.760
651—675	173	34,572,372.30	18.33	199,840.30	662	80.92	7.277
676—700	85	19,376,916.06	10.27	227,963.72	688	79.09	6.893
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	333	$50,858,497.69	26.97%	$152,728.22	619	80.63%	8.238%
12	122	36,598,860.36	19.41	299,990.66	632	77.02	7.496
24	101	12,663,723.68	6.72	125,383.40	623	85.29	9.099
30	2	504,588.94	0.27	252,294.47	619	87.63	8.248
36	427	87,958,574.27	46.64	205,991.98	628	77.89	7.415
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	735	$173,578,874.26	92.04%	$236,161.73	624	77.19%	7.477%
2	250	15,005,370.68	7.96	60,021.48	643	99.74	11.131
Total:	985	$188,584,244.93	100.00%	$191,456.09	626	78.99%	7.768%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$627,685,003.21
Number of Mortgage Loans:	2,024
Average Scheduled Principal Balance:	$310,121.05
Weighted Average Gross Coupon:	7.996%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio²:	80.93%
Weighted Average Combined Original LTV Ratio²:	83.18%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.599%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	0.00%
Silent Seconds:	13.66%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2YR-ARM	174	$48,399,212.79	7.71%	$278,156.40	599	78.29%	8.305%
40/30 3YR-ARM	139	44,495,787.28	7.09	320,113.58	614	83.11	7.846
40/30 Fixed	107	29,866,830.54	4.76	279,129.26	632	80.59	7.255
50/30 2YR-ARM	1,043	325,446,598.20	51.85	312,029.34	609	80.90	8.147
50/30 3YR-ARM	394	128,656,028.98	20.50	326,538.14	612	81.99	7.952
50/30 5YR-ARM	6	1,984,871.45	0.32	330,811.91	598	79.33	8.539
50/30 Fixed	161	48,835,673.98	7.78	303,327.17	633	79.18	7.365
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$419,720.45	0.07%	$419,720.45	667	80.00%	5.350%
5.501—6.000	28	10,753,556.01	1.71	384,055.57	651	76.71	5.840
6.001—6.500	115	44,144,678.54	7.03	383,866.77	647	79.30	6.359
6.501—7.000	248	91,226,959.68	14.53	367,850.64	635	79.62	6.855
7.001—7.500	247	85,423,929.29	13.61	345,845.87	625	80.86	7.334
7.501—8.000	353	114,549,772.20	18.25	324,503.60	616	80.50	7.797
8.001—8.500	278	85,429,380.74	13.61	307,299.93	603	82.39	8.319
8.501—9.000	340	94,733,990.76	15.09	278,629.38	598	83.52	8.811
9.001—9.500	173	47,106,618.18	7.50	272,292.59	588	82.20	9.293
9.501—10.000	146	34,417,855.90	5.48	235,738.74	573	81.20	9.764
10.001—10.500	50	10,673,568.74	1.70	213,471.37	566	76.27	10.286
10.501—11.000	22	4,706,814.32	0.75	213,946.11	545	73.60	10.729
11.001—11.500	10	1,501,102.07	0.24	150,110.21	546	69.81	11.283
11.501—12.000	7	1,294,027.31	0.21	184,861.04	581	61.18	11.797
12.001—12.500	4	545,877.15	0.09	136,469.29	518	63.42	12.331
12.501—13.000	2	757,151.88	0.12	378,575.94	568	65.00	12.739
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	1	$49,983.20	0.01%	$49,983.20	517	74.63%	11.150%
50,000.01—100,000.00	92	7,554,589.08	1.20	82,115.10	598	77.78	9.011
100,000.01—150,000.00	234	29,865,539.55	4.76	127,630.51	608	79.14	8.643
150,000.01—200,000.00	293	51,310,572.91	8.17	175,121.41	606	78.54	8.397
200,000.01—250,000.00	301	68,142,081.01	10.86	226,385.65	601	80.41	8.184
250,000.01—300,000.00	222	61,185,695.19	9.75	275,611.24	611	79.47	8.111
300,000.01—350,000.00	201	65,701,519.69	10.47	326,873.23	611	80.71	7.947
350,000.01—400,000.00	176	65,977,853.24	10.51	374,874.17	610	82.36	7.913
400,000.01—450,000.00	124	52,612,618.65	8.38	424,295.31	615	81.34	7.917
450,000.01—500,000.00	92	43,966,984.68	7.00	477,902.01	610	81.93	7.811
500,000.01—550,000.00	88	46,225,201.09	7.36	525,286.38	618	82.94	7.794
550,000.01—600,000.00	72	41,429,225.58	6.60	575,405.91	613	82.82	7.888
600,000.01—650,000.00	37	23,172,440.74	3.69	626,282.18	620	81.82	7.693
650,000.01—700,000.00	32	21,619,611.46	3.44	675,612.86	624	83.61	7.827
700,000.01—750,000.00	21	15,293,396.97	2.44	728,257.00	627	82.79	7.588
750,000.01—800,000.00	24	19,066,940.09	3.04	794,455.84	610	79.46	8.087
800,000.01—850,000.00	2	1,686,105.61	0.27	843,052.80	639	79.41	6.350
850,000.01—900,000.00	2	1,756,829.44	0.28	878,414.72	605	80.00	7.175
950,000.01—1,000,000.00	3	2,957,667.99	0.47	985,889.33	645	75.91	6.816
1,000,000.01 >=	7	8,110,147.03	1.29	1,158,592.43	656	74.35	6.752
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	1	$49,983.20	0.01%	$49,983.20	517	74.63%	11.150%
50,000.01—100,000.00	92	7,554,589.08	1.20	82,115.10	598	77.78	9.011
100,000.01—150,000.00	235	30,015,493.84	4.78	127,725.51	608	78.96	8.637
150,000.01—200,000.00	292	51,160,618.62	8.15	175,207.60	606	78.65	8.400
200,000.01—250,000.00	301	68,142,081.01	10.86	226,385.65	601	80.41	8.184
250,000.01—300,000.00	222	61,185,695.19	9.75	275,611.24	611	79.47	8.111
300,000.01—350,000.00	201	65,701,519.69	10.47	326,873.23	611	80.71	7.947
350,000.01—400,000.00	176	65,977,853.24	10.51	374,874.17	610	82.36	7.913
400,000.01—450,000.00	124	52,612,618.65	8.38	424,295.31	615	81.34	7.917
450,000.01—500,000.00	92	43,966,984.68	7.00	477,902.01	610	81.93	7.811
500,000.01—550,000.00	88	46,225,201.09	7.36	525,286.38	618	82.94	7.794
550,000.01—600,000.00	72	41,429,225.58	6.60	575,405.91	613	82.82	7.888
600,000.01—650,000.00	37	23,172,440.74	3.69	626,282.18	620	81.82	7.693
650,000.01—700,000.00	32	21,619,611.46	3.44	675,612.86	624	83.61	7.827
700,000.01—750,000.00	21	15,293,396.97	2.44	728,257.00	627	82.79	7.588
750,000.01—800,000.00	24	19,066,940.09	3.04	794,455.84	610	79.46	8.087
800,000.01—850,000.00	2	1,686,105.61	0.27	843,052.80	639	79.41	6.350
850,000.01—900,000.00	2	1,756,829.44	0.28	878,414.72	605	80.00	7.175
950,000.01—1,000,000.00	3	2,957,667.99	0.47	985,889.33	645	75.91	6.816
1,000,000.01 >=	7	8,110,147.03	1.29	1,158,592.43	656	74.35	6.752
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$62,974.57	0.01%	$62,974.57	613	16.32%	6.750%
20.01—25.00	1	50,993.47	0.01	50,993.47	571	25.00	9.750
25.01—30.00	3	360,830.73	0.06	120,276.91	565	28.81	8.383
30.01—35.00	4	559,834.70	0.09	139,958.67	581	31.65	8.577
35.01—40.00	6	1,768,015.60	0.28	294,669.27	597	37.34	7.166
40.01—45.00	13	3,057,701.64	0.49	235,207.82	589	43.23	8.456
45.01—50.00	25	4,455,424.74	0.71	178,216.99	603	47.60	7.845
50.01—55.00	33	8,015,454.44	1.28	242,892.56	599	52.43	7.976
55.01—60.00	39	9,179,731.51	1.46	235,377.73	596	57.82	7.987
60.01—65.00	87	26,368,179.75	4.20	303,082.53	604	63.22	8.046
65.01—70.00	110	32,311,303.03	5.15	293,739.12	599	68.74	8.021
70.01—75.00	169	55,803,544.14	8.89	330,198.49	604	73.80	7.924
75.01—80.00	597	192,159,805.29	30.61	321,875.72	613	79.60	7.974
80.01—85.00	272	86,931,734.36	13.85	319,601.96	610	84.52	7.833
85.01—90.00	537	171,878,350.92	27.38	320,071.42	618	89.73	8.102
90.01—95.00	89	25,646,033.00	4.09	288,157.67	622	94.63	7.961
95.01—100.00	38	9,075,091.32	1.45	238,818.19	631	99.97	8.365
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$62,974.57	0.01%	$62,974.57	613	16.32%	6.750%
20.01—25.00	1	50,993.47	0.01	50,993.47	571	25.00	9.750
25.01—30.00	3	360,830.73	0.06	120,276.91	565	28.81	8.383
30.01—35.00	4	559,834.70	0.09	139,958.67	581	31.65	8.577
35.01—40.00	6	1,768,015.60	0.28	294,669.27	597	37.34	7.166
40.01—45.00	13	3,057,701.64	0.49	235,207.82	589	43.23	8.456
45.01—50.00	24	4,341,869.36	0.69	180,911.22	605	47.58	7.815
50.01—55.00	33	8,015,454.44	1.28	242,892.56	599	52.43	7.976
55.01—60.00	38	8,515,101.20	1.36	224,081.61	599	57.92	8.065
60.01—65.00	86	26,248,217.83	4.18	305,211.84	604	63.22	8.049
65.01—70.00	101	29,837,940.06	4.75	295,425.15	598	68.76	8.005
70.01—75.00	162	53,949,356.03	8.59	333,020.72	603	73.77	7.920
75.01—80.00	413	139,237,774.48	22.18	337,137.47	605	79.43	8.005
80.01—85.00	259	84,767,671.66	13.50	327,288.31	610	84.13	7.785
85.01—90.00	463	152,402,878.18	24.28	329,163.88	619	89.64	8.019
90.01—95.00	103	31,283,930.03	4.98	303,727.48	626	92.12	7.953
95.01—100.00	314	83,224,459.26	13.26	265,046.05	627	84.39	8.196
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	475	$187,356,879.33	29.85%	$394,435.54	618	79.61%	7.681%
NY	217	96,764,198.37	15.42	445,917.96	615	80.41	7.784
FL	282	69,569,035.67	11.08	246,698.71	607	80.47	8.262
MD	194	54,882,484.36	8.74	282,899.40	603	82.20	8.041
NJ	92	31,883,176.10	5.08	346,556.26	616	81.77	8.222
MA	86	27,314,477.82	4.35	317,610.21	620	81.73	8.098
VA	76	21,604,159.81	3.44	284,265.26	595	80.69	8.349
IL	88	21,312,277.16	3.40	242,184.97	613	80.67	8.598
AZ	58	14,574,643.49	2.32	251,286.96	610	82.11	8.283
HI	27	11,425,791.14	1.82	423,177.45	620	81.92	7.951
GA	52	11,204,496.73	1.79	215,471.09	620	84.89	8.068
WA	41	10,819,383.30	1.72	263,887.40	596	83.36	7.935
CO	27	6,328,689.19	1.01	234,395.90	616	82.96	8.099
NC	26	6,141,060.42	0.98	236,194.63	601	83.18	8.390
CT	24	5,592,568.75	0.89	233,023.70	613	82.55	8.087
Other	259	50,911,681.56	8.11	196,570.20	602	82.62	8.401
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	119	$30,066,004.93	4.79%	$252,655.50	626	78.17%	8.492%
Owner Occupied	1,886	591,956,771.51	94.31	313,868.91	611	81.06	7.969
Second Home	19	5,662,226.77	0.90	298,011.94	622	81.98	8.157
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,640	$492,902,648.87	78.53%	$300,550.40	610	80.95%	7.999%
Multi Family	285	110,103,913.80	17.54	386,329.52	619	80.54	7.920
Condo	99	24,678,440.54	3.93	249,277.18	619	82.14	8.264
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,455	$458,804,470.12	73.09%	$315,329.53	609	79.68%	7.925%
Purchase	514	151,145,264.76	24.08	294,056.94	622	84.69	8.233
Refinance	55	17,735,268.34	2.83	322,459.42	614	81.19	7.818
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,202	$358,648,096.15	57.14%	$298,376.12	608	81.91%	7.712%
Limited Documentation	25	7,921,460.52	1.26	316,858.42	621	83.32	7.711
Stated Documentation	797	261,115,446.54	41.60	327,622.89	618	79.50	8.394
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$267,067.89	0.04%	$133,533.94	500	66.73%	9.348%
501—525	59	16,979,005.59	2.71	287,779.76	513	73.80	9.682
526—550	80	22,082,766.69	3.52	276,034.58	540	76.48	9.036
551—575	330	93,408,256.17	14.88	283,055.32	562	79.18	8.618
576—600	345	100,035,606.04	15.94	289,958.28	589	80.61	8.356
601—625	470	148,053,285.20	23.59	315,006.99	612	81.67	7.889
626—650	394	128,682,611.93	20.50	326,605.61	638	81.93	7.684
651—675	212	74,262,826.40	11.83	350,296.35	662	82.74	7.278
676—700	132	43,913,577.30	7.00	332,678.62	685	81.98	7.153
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	571	$165,802,932.19	26.41%	$290,372.91	612	81.90%	8.262%
12	330	129,941,914.94	20.70	393,763.38	616	81.04	7.880
24	818	243,579,988.68	38.81	297,775.05	605	80.38	8.078
30	6	1,390,325.18	0.22	231,720.86	598	89.28	8.560
36	299	86,969,842.23	13.86	290,869.04	624	80.30	7.422
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
1.500	1,756	548,982,498.69	87.46	312,632.40	609	81.10	8.092
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
1.500	1,756	548,982,498.69	87.46	312,632.40	609	81.10	8.092
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
2.001—3.000	1	419,720.45	0.07	419,720.45	667	80.00	5.350
3.001—4.000	72	28,014,730.78	4.46	389,093.48	650	77.97	6.105
4.001—5.000	325	125,150,103.81	19.94	385,077.24	630	80.27	6.998
5.001—6.000	611	192,506,436.96	30.67	315,067.82	611	80.86	7.958
6.001—7.000	747	202,891,506.69	32.32	271,608.44	589	82.28	9.175
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
11.001—12.000	28	10,843,609.60	1.73	387,271.77	650	76.84	5.816
12.001—13.000	243	94,469,447.33	15.05	388,763.16	636	79.55	6.707
13.001—14.000	511	175,789,074.17	28.01	344,009.93	619	80.61	7.607
14.001—15.000	583	171,261,652.29	27.28	293,759.27	600	83.08	8.578
15.001—16.000	303	78,706,840.82	12.54	259,758.55	582	82.10	9.489
16.001—17.000	65	13,813,716.07	2.20	212,518.71	559	75.77	10.431
17.001—18.000	17	2,795,129.39	0.45	164,419.38	562	65.81	11.521
18.001—19.000	6	1,303,029.03	0.21	217,171.50	547	64.34	12.568
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
5.001—6.000	28	10,843,609.60	1.73	387,271.77	650	76.84	5.816
6.001—7.000	243	94,469,447.33	15.05	388,763.16	636	79.55	6.707
7.001—8.000	511	175,789,074.17	28.01	344,009.93	619	80.61	7.607
8.001—9.000	583	171,261,652.29	27.28	293,759.27	600	83.08	8.578
9.001—10.000	303	78,706,840.82	12.54	259,758.55	582	82.10	9.489
10.001—11.000	65	13,813,716.07	2.20	212,518.71	559	75.77	10.431
11.001—12.000	17	2,795,129.39	0.45	164,419.38	562	65.81	11.521
12.001 >=	6	1,303,029.03	0.21	217,171.50	547	64.34	12.568
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	268	$78,702,504.52	12.54%	$293,666.06	633	79.72%	7.323%
2008-04-01	1	172,252.85	0.03	172,252.85	603	80.00	8.100
2008-06-01	1	126,727.02	0.02	126,727.02	634	80.00	9.260
2008-07-01	2	332,753.75	0.05	166,376.87	670	80.00	7.749
2008-08-01	1	94,147.34	0.01	94,147.34	661	80.00	7.050
2008-09-01	11	3,795,535.98	0.60	345,048.73	602	80.54	8.586
2008-10-01	26	8,765,615.07	1.40	337,139.04	609	80.78	8.010
2008-11-01	90	31,938,709.16	5.09	354,874.55	597	80.89	8.137
2008-12-01	619	192,028,020.64	30.59	310,222.97	609	80.88	8.267
2009-01-01	466	136,592,049.17	21.76	293,115.99	608	80.04	8.034
2009-10-01	5	1,904,072.92	0.30	380,814.58	619	83.86	8.236
2009-11-01	32	15,352,549.80	2.45	479,767.18	621	83.00	7.793
2009-12-01	298	93,963,912.81	14.97	315,315.14	612	82.25	7.995
2010-01-01	198	61,931,280.74	9.87	312,784.25	612	82.09	7.843
2011-12-01	3	1,085,085.22	0.17	361,695.07	601	84.01	8.803
2012-01-01	3	899,786.22	0.14	299,928.74	594	73.69	8.219
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%
Total:	2,024	$627,685,003.21	100.00%	$310,121.05	612	80.93%	7.996%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$65,731,524.00
Number of Mortgage Loans:	170
Average Scheduled Principal Balance:	$386,656.02
Weighted Average Gross Coupon:	6.616%
Weighted Average Original Credit Score:	648
Weighted Average Original LTV Ratio²:	80.74%
Weighted Average Combined Original LTV Ratio²:	84.32%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	32
Weighted Average Gross Margin¹:	4.238%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	100.00%
Silent Seconds:	19.41%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 5YR-IO	67	$25,046,886.00	38.10%	$373,834.12	647	80.15%	6.834%
3YR-ARM 3YR-IO	41	16,979,852.00	25.83	414,142.73	646	81.53	6.429
3YR-ARM 5YR-IO	55	21,256,386.00	32.34	386,479.75	648	80.68	6.544
5YR-ARM 5YR-IO	7	2,448,400.00	3.72	349,771.43	666	81.77	6.312
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	7	$3,448,750.00	5.25%	$492,678.57	667	80.06%	5.437%
5.501—6.000	25	10,838,400.00	16.49	433,536.00	655	79.70	5.905
6.001—6.500	40	18,158,432.00	27.63	453,960.80	653	78.33	6.317
6.501—7.000	55	20,712,192.00	31.51	376,585.31	642	82.39	6.807
7.001—7.500	26	7,446,800.00	11.33	286,415.38	642	83.76	7.340
7.501—8.000	8	2,267,250.00	3.45	283,406.25	638	81.83	7.721
8.001—8.500	6	1,768,200.00	2.69	294,700.00	636	78.90	8.247
8.501—9.000	3	1,091,500.00	1.66	363,833.33	635	81.94	8.882
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	1	$80,500.00	0.12%	$80,500.00	664	70.00%	7.400%
100,000.01—150,000.00	7	927,800.00	1.41	132,542.86	638	77.04	7.477
150,000.01—200,000.00	19	3,383,030.00	5.15	178,054.21	644	79.50	6.970
200,000.01—250,000.00	19	4,302,600.00	6.55	226,452.63	646	80.23	6.939
250,000.01—300,000.00	20	5,520,290.00	8.40	276,014.50	641	79.92	6.795
300,000.01—350,000.00	16	5,194,700.00	7.90	324,668.75	641	80.71	6.823
350,000.01—400,000.00	21	7,937,822.00	12.08	377,991.52	650	79.47	6.445
400,000.01—450,000.00	11	4,640,196.00	7.06	421,836.00	653	79.70	6.180
450,000.01—500,000.00	14	6,659,986.00	10.13	475,713.29	651	79.86	6.353
500,000.01—550,000.00	12	6,329,550.00	9.63	527,462.50	651	81.93	6.870
550,000.01—600,000.00	9	5,268,950.00	8.02	585,438.89	655	83.34	6.546
600,000.01—650,000.00	7	4,393,400.00	6.68	627,628.57	640	84.14	6.744
650,000.01—700,000.00	5	3,377,600.00	5.14	675,520.00	635	79.65	6.393
700,000.01—750,000.00	3	2,159,550.00	3.29	719,850.00	677	86.13	6.756
750,000.01—800,000.00	2	1,553,750.00	2.36	776,875.00	622	79.53	6.675
850,000.01—900,000.00	1	875,000.00	1.33	875,000.00	656	76.09	6.000
900,000.01—950,000.00	1	920,000.00	1.40	920,000.00	698	80.00	5.500
950,000.01—1,000,000.00	1	1,000,000.00	1.52	1,000,000.00	633	80.00	6.900
1,000,000.01 >=	1	1,206,800.00	1.84	1,206,800.00	655	80.00	6.170
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	1	$80,500.00	0.12%	$80,500.00	664	70.00%	7.400%
100,000.01—150,000.00	7	927,800.00	1.41	132,542.86	638	77.04	7.477
150,000.01—200,000.00	19	3,383,030.00	5.15	178,054.21	644	79.50	6.970
200,000.01—250,000.00	19	4,302,600.00	6.55	226,452.63	646	80.23	6.939
250,000.01—300,000.00	20	5,520,290.00	8.40	276,014.50	641	79.92	6.795
300,000.01—350,000.00	16	5,194,700.00	7.90	324,668.75	641	80.71	6.823
350,000.01—400,000.00	21	7,937,822.00	12.08	377,991.52	650	79.47	6.445
400,000.01—450,000.00	11	4,640,196.00	7.06	421,836.00	653	79.70	6.180
450,000.01—500,000.00	14	6,659,986.00	10.13	475,713.29	651	79.86	6.353
500,000.01—550,000.00	12	6,329,550.00	9.63	527,462.50	651	81.93	6.870
550,000.01—600,000.00	9	5,268,950.00	8.02	585,438.89	655	83.34	6.546
600,000.01—650,000.00	7	4,393,400.00	6.68	627,628.57	640	84.14	6.744
650,000.01—700,000.00	5	3,377,600.00	5.14	675,520.00	635	79.65	6.393
700,000.01—750,000.00	3	2,159,550.00	3.29	719,850.00	677	86.13	6.756
750,000.01—800,000.00	2	1,553,750.00	2.36	776,875.00	622	79.53	6.675
850,000.01—900,000.00	1	875,000.00	1.33	875,000.00	656	76.09	6.000
900,000.01—950,000.00	1	920,000.00	1.40	920,000.00	698	80.00	5.500
950,000.01—1,000,000.00	1	1,000,000.00	1.52	1,000,000.00	633	80.00	6.900
1,000,000.01 >=	1	1,206,800.00	1.84	1,206,800.00	655	80.00	6.170
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$197,000.00	0.30%	$197,000.00	594	39.40%	6.300%
45.01—50.00	3	711,000.00	1.08	237,000.00	653	47.96	6.644
50.01—55.00	1	685,000.00	1.04	685,000.00	614	52.69	6.200
55.01—60.00	1	270,000.00	0.41	270,000.00	657	55.56	5.650
60.01—65.00	5	1,495,000.00	2.27	299,000.00	635	64.20	6.413
65.01—70.00	12	3,820,000.00	5.81	318,333.33	651	68.22	6.360
70.01—75.00	11	4,654,750.00	7.08	423,159.09	655	74.49	6.555
75.01—80.00	62	26,117,640.00	39.73	421,252.26	648	79.53	6.701
80.01—85.00	31	11,562,966.00	17.59	372,998.90	646	84.32	6.520
85.01—90.00	40	14,933,168.00	22.72	373,329.20	648	89.56	6.641
90.01—95.00	3	1,285,000.00	1.95	428,333.33	675	94.43	7.140
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$197,000.00	0.30%	$197,000.00	594	39.40%	6.300%
45.01—50.00	3	711,000.00	1.08	237,000.00	653	47.96	6.644
50.01—55.00	1	685,000.00	1.04	685,000.00	614	52.69	6.200
55.01—60.00	1	270,000.00	0.41	270,000.00	657	55.56	5.650
60.01—65.00	5	1,495,000.00	2.27	299,000.00	635	64.20	6.413
65.01—70.00	12	3,820,000.00	5.81	318,333.33	651	68.22	6.360
70.01—75.00	10	3,886,000.00	5.91	388,600.00	658	74.39	6.526
75.01—80.00	34	14,773,900.00	22.48	434,526.47	649	79.16	6.469
80.01—85.00	31	11,562,966.00	17.59	372,998.90	646	84.32	6.520
85.01—90.00	41	15,608,068.00	23.75	380,684.59	646	88.78	6.699
90.01—95.00	3	1,285,000.00	1.95	428,333.33	675	94.43	7.140
95.01—100.00	28	11,437,590.00	17.40	408,485.36	648	80.16	6.925
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	85	$39,126,452.00	59.52%	$460,311.20	648	79.89%	6.508%
MD	14	4,566,600.00	6.95	326,185.71	642	83.49	6.845
NY	9	4,245,500.00	6.46	471,722.22	653	81.51	6.556
FL	8	2,363,772.00	3.60	295,471.50	618	81.20	7.323
WA	7	1,624,500.00	2.47	232,071.43	648	83.85	6.605
NV	3	1,441,850.00	2.19	480,616.67	679	80.96	6.088
AZ	6	1,414,020.00	2.15	235,670.00	656	87.37	7.051
VA	5	1,168,000.00	1.78	233,600.00	635	84.64	6.420
IL	4	1,064,250.00	1.62	266,062.50	644	84.58	7.433
GA	3	1,056,400.00	1.61	352,133.33	671	75.53	6.598
RI	1	1,000,000.00	1.52	1,000,000.00	633	80.00	6.900
OR	4	885,100.00	1.35	221,275.00	645	87.76	7.044
CO	2	824,000.00	1.25	412,000.00	653	66.69	6.596
DC	2	764,000.00	1.16	382,000.00	648	78.04	6.664
HI	1	512,000.00	0.78	512,000.00	645	80.00	6.550
Other	16	3,675,080.00	5.59	229,692.50	656	82.60	6.794
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Owner Occupied	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	148	$57,864,124.00	88.03%	$390,973.81	649	80.71%	6.606%
Multi Family	12	5,644,650.00	8.59	470,387.50	648	79.99	6.516
Condo	10	2,222,750.00	3.38	222,275.00	628	83.33	7.126
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	139	$53,086,712.00	80.76%	$381,918.79	649	80.56%	6.547%
Purchase	25	9,875,062.00	15.02	395,002.48	644	80.92	7.015
Refinance	6	2,769,750.00	4.21	461,625.00	643	83.50	6.511
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	148	$56,297,724.00	85.65%	$380,390.03	647	81.26%	6.537%
Limited Documentation	4	1,660,000.00	2.53	415,000.00	633	81.70	6.776
Stated Documentation	18	7,773,800.00	11.83	431,877.78	659	76.78	7.158
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
576—600	7	$1,546,700.00	2.35%	$220,957.14	592	69.30%	7.175%
601—625	26	10,007,846.00	15.23	384,917.15	612	79.94	6.852
626—650	55	21,953,442.00	33.40	399,153.49	639	80.66	6.709
651—675	62	23,891,836.00	36.35	385,352.19	662	82.36	6.497
676—700	20	8,331,700.00	12.68	416,585.00	686	79.37	6.327
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	22	$6,277,300.00	9.55%	$285,331.82	645	82.24%	6.967%
12	29	12,282,200.00	18.69	423,524.14	643	79.03	6.891
24	48	19,196,736.00	29.20	399,932.00	650	81.31	6.730
36	71	27,975,288.00	42.56	394,018.14	650	80.76	6.338
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	2	$868,250.00	1.32%	$434,125.00	645	87.15%	5.250%
3.001—4.000	56	24,869,432.00	37.83	444,097.00	657	78.68	6.015
4.001—5.000	85	31,273,842.00	47.58	367,927.55	643	81.63	6.798
5.001—6.000	23	7,190,900.00	10.94	312,647.83	641	83.04	7.775
6.001—7.000	4	1,529,100.00	2.33	382,275.00	644	81.38	7.989
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	32	$14,287,150.00	21.74%	$446,473.44	658	79.79%	5.792%
12.001—13.000	95	38,870,624.00	59.14	409,164.46	647	80.49	6.578
13.001—14.000	34	9,714,050.00	14.78	285,707.35	641	83.31	7.429
14.001—15.000	9	2,859,700.00	4.35	317,744.44	636	80.06	8.489
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	32	$14,287,150.00	21.74%	$446,473.44	658	79.79%	5.792%
6.001—7.000	95	38,870,624.00	59.14	409,164.46	647	80.49	6.578
7.001—8.000	34	9,714,050.00	14.78	285,707.35	641	83.31	7.429
8.001—9.000	9	2,859,700.00	4.35	317,744.44	636	80.06	8.489
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset Backed Pass-Through Certificates	February 20, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-05-01	1	$181,600.00	0.28%	$181,600.00	691	80.00%	7.990%
2008-12-01	42	16,016,036.00	24.37	381,334.19	651	79.62	6.932
2009-01-01	24	8,849,250.00	13.46	368,718.75	640	81.12	6.632
2009-09-01	2	844,000.00	1.28	422,000.00	643	80.00	6.836
2009-10-01	2	713,600.00	1.09	356,800.00	653	80.00	6.854
2009-11-01	8	3,053,920.00	4.65	381,740.00	651	77.45	6.265
2009-12-01	60	24,319,250.00	37.00	405,320.83	651	80.60	6.514
2010-01-01	24	9,305,468.00	14.16	387,727.83	637	83.60	6.454
2011-12-01	2	1,008,000.00	1.53	504,000.00	682	81.51	6.179
2012-01-01	5	1,440,400.00	2.19	288,080.00	655	81.95	6.405
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%
Total:	170	$65,731,524.00	100.00%	$386,656.02	648	80.74%	6.616%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.